UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2008

PROPEX INC.

(Exact name of registrant as specified in its charter)

Delaware	333-122829	36-2692811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6025 Lee Highway, Suite 425

Chattanooga, Tennessee 37421

(Address of principal executive offices, including zip code)

(423) 855-1466

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definition Agreement

On January 23, 2008, the Company and certain of its subsidiaries entered into a Superpriority Debtor-In-Possession Credit Agreement with BNP Paribas, as Administrative Agent, and the other lenders party thereto pursuant to which such lenders will provide a $60 million revolving line of credit facility to the Company. The credit facility is secured by a first priority lien on substantially all of the Company’s assets and guaranteed by the Company’s subsidiaries.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of such agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 1.03	Bankruptcy or Receivership.

On January 18, 2008, Propex Inc., a Delaware corporation (the “Company”), and its wholly owned domestic subsidiaries (collectively, the Company and its wholly owned domestic subsidiaries are referred to as the “Debtors”) filed voluntary petitions (the “Petitions”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for Eastern District of Tennessee (Case Nos. 08-bk-10249). Each of the Debtors remains in possession of their assets and properties, and continues to operate their businesses, as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. On January 22, 2008, the Bankruptcy Court approved certain first day motions proposed by the Company, including approving a $60 million debtor-in-possession credit facility (“DIP Financing”) on an interim basis, with immediate access to $20 million as requested by the Company, which is available to complement existing cash on hand. Such DIP Financing will provide the Company with immediate and sufficient liquidity to operate its business on an ongoing basis. A final hearing for further funding under the credit facility is scheduled for February 13, 2008. In addition, the Court also approved all other First-Day Motions it considered, including the motion to pay employee wages and benefits and the motion to use the Company’s existing cash management system, which enables the Company’s businesses to continue to operate in a normal manner.

On January 18, 2008, the Company issued a press release relating to the filing of the Petitions, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On January 23, 2008, the Company issued a press release relating to the approval of first day orders and the DIP Financing, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following are furnished herewith.

(c) Exhibits

10.1	Superpriority Credit Agreement, dated January 23, 2008, by and among Propex Inc., Propex Holdings Inc., the subsidiaries of the Company party hereto, the financial institutions listed therein, and BNP Paribas, as administrative agent.

99.1	Press Release dated January 18, 2008.

99.2	Press Release dated January 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPEX INC.

Dated: January 24, 2008	By:	/s/ Lee McCarter
Lee McCarter
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Superpriority Credit Agreement, dated January 23, 2008, by and among Propex Inc., Propex Holdings Inc., the subsidiaries of the Company party thereto, the financial institutions listed therein, and BNP Paribas, as administrative agent for Lenders

99.1	Press Release dated
January 18, 2008

99.2	Press Release dated
January 23, 2008